Exhibit 10.4

EAGLE NUCLEAR ENERGY CORP. 2025 EQUITY INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Eagle Nuclear Energy Corp., a Nevada corporation (the “Company”), pursuant to its 2025 Equity Incentive Plan, as may be amended from time to time (the “Plan”), hereby grants to Optionholder an option to purchase the number of Common Shares set forth below. This Option is subject to all of the terms and conditions as set forth in this Notice, in the corresponding Option Agreement, the Plan and the Notice of Exercise, all of which are attached hereto or provided herewith and incorporated herein in their entirety. Capitalized terms not explicitly defined herein but defined in the Plan or the corresponding Option Agreement will have the same definitions as in the Plan or the corresponding Option Agreement. If there is any conflict between the terms in this Notice, the Option Agreement, the Plan and the Notice of Exercise, then such conflict or inconsistency shall be resolved by giving such documents precedence in the following order: this notice, the Option Agreement, the Plan and then the Notice of Exercise.

Optionholder:	Date of Grant:
Number of Shares Subject to Option:	Vesting Commencement Date:
Exercise Price (Per Common Share):	Type of Grant (check one):	___ Incentive Stock Option ___ Nonstatutory Stock Option
Expiration Date:

Vesting Schedule:	[INSERT VESTING SCHEDULE; INCLUDING WHETHER OR NOT ACCELERATED VESTING OCCURS ON A QUALIFYING TERMINATION OR UPON ANY OTHER EVENT]

Payment:	By one or a combination of the methods set forth in Section 4 of the Option Agreement.

Additional Terms/Acknowledgements: As the Optionholder, I acknowledge receipt of, and understand and agree to, this Stock Option Grant Notice, the Option Agreement, the Plan and the Notice of Exercise. I acknowledge and agree that this Stock Option Grant Notice, the Option Agreement and the Notice of Exercise may not be modified, amended or revised except as provided in the Plan. I further acknowledge that as of the Date of Grant, this Grant Notice, the Option Agreement, the Plan and the Notice of Exercise set forth the entire understanding between me and the Company regarding this Option award and supersede all prior oral and written agreements, promises and/or representations on that subject.

In the event the shares of Common Stock have not been registered under the Securities Act of 1933 at the time this Option is exercised, I will, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company my Investment Representation Statement in the form attached hereto as Exhibit B. In addition, as a pre-condition to exercise, I will be required to execute a stock restriction agreement presented by the Company at the time of exercise, along with any other agreement among the Company and its stockholders that the Company requires, which may provide that I may not sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, with respect to the Common Stock or other securities of the Company held by me during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, or such other applicable period as the underwriters or the Company shall reasonably request consistent with other shares issued in accordance with the Plan. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to any such restricted securities until the end of such period.

By accepting this option, I consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

EAGLE NUCLEAR ENERGY CORP.	OPTIONHOLDER:

By:	Signature:
Date:	Date:

Exhibits:	A - Option Agreement, B - Investment Representation, and C - Notice of Exercise.

Enclosures:	2025 Equity Incentive Plan

EXHIBIT A

EAGLE NUCLEAR ENERGY CORP. 2025 EQUITY INCENTIVE PLAN

OPTION AGREEMENT

(Incentive Stock Option or Nonstatutory Stock Option)

Pursuant to your Stock Option Grant Notice (“Grant Notice”) and this Option Agreement (this “Agreement”), Eagle Nuclear Energy Corp., a Nevada corporation (the “Company”) has granted you an Option under its 2025 Equity Incentive Plan (the “Plan”) to purchase the number of Common Shares indicated in your Grant Notice at the Exercise Price indicated in your Grant Notice. The Option is granted to you effective as of the Date of Grant set forth in the Grant Notice (the “Date of Grant”). If there is any conflict between the terms in the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise, then such conflict shall be resolved by giving such documents precedence in the following order: the Grant Notice, this Restricted Stock Unit Agreement, the Plan and then the Notice of Exercise. Capitalized terms not explicitly defined in this Option Agreement or in the Grant Notice but defined in the Plan will have the same definitions as in the Plan.

The details of your Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1.            Vesting; No Shareholder Rights. Your Option will vest as provided in your Grant Notice. Vesting will cease upon the termination of your service with the Company, except as may be provided otherwise in the Vesting Schedule set forth in your Grant Notice. You will not be deemed to be the holder of, or have any of the rights of a stockholder with respect to your Option unless and until the Option vests and you exercise the Option in accordance with this Option Agreement, the Company has issued and delivered Common Shares to you, and your name shall have been entered as a stockholder of record on the books of the Company.

2.            Number of Shares and Exercise Price. The number of Common Shares subject to your Option and your Exercise Price per share are set forth in your Grant Notice and will be adjusted in the event of changes in capital structure and similar events as provided in Section 12 of the Plan.

3.            Exercise Restriction for Non-Exempt Employees. If you are an employee eligible for overtime compensation under the Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as provided below, you may not exercise your Option until you have completed at least six (6) months of service measured from the Date of Grant, even if you have already been an employee of the Company for more than six (6) months. Consistent with the provisions of the Worker Economic Opportunity Act, you may exercise your Option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Change in Control or (iii) your termination of service on your “retirement” (as defined in the Company’s benefit plans).

4.            Method of Payment. You must pay the full amount of the Exercise Price for the shares you wish to exercise. You may pay the Exercise Price in cash or by check, bank draft or money order payable to the Company or in any other manner permitted by your Grant Notice, which may include one or more of the following:

(a)            If, at the time of exercise the Common Shares are publicly traded, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Shares, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate Exercise Price to the Company from the sales proceeds. This manner of payment is also known as a “cashless exercise”, “broker-assisted exercise”, “same day sale”, or “sell to cover”.

(b)            If, at the time of exercise the Common Shares are publicly traded, by delivery to the Company (either by actual delivery or attestation) of already-owned Common Shares that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise. “Delivery” for these purposes, in the sole discretion of the Company at the time you exercise your Option, will include delivery to the Company of your attestation of ownership of such Common Shares in a form approved by the Company. You may not exercise your Option by delivery to the Company of Common Shares if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.

(c)            If the Company has consent in writing at the time of exercise, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Common Shares issued upon exercise of your Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price. You must pay any remaining balance of the aggregate Exercise Price not satisfied by the “net exercise” in cash or other permitted form of payment. Common Shares will no longer be outstanding under your Option and will not be exercisable thereafter if those shares (i) are used to pay the Exercise Price pursuant to the “net exercise,” (ii) are delivered to you as a result of such exercise, or (iii) are withheld to satisfy your tax withholding obligations.

5.            Whole Shares. You may exercise your Option only for whole Common Shares

6.            Securities Law Compliance. In no event may you exercise your Option unless the Common Shares issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with all other applicable laws and regulations governing your Option, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

7.            Term. You may not exercise your Option before the Date of Grant or after the expiration of the Option’s term. Except as may be provided otherwise in the Vesting Schedule set forth in your Grant Notice or in an employment or other agreement between you and the Company, the term of your Option expires (subject to the provisions of Section 7(c) of the Plan in the event that your Option is an Incentive Stock Option and you, on the Date of Grant, own shares representing more than 10% of the combined voting power of the Company) upon the earliest of the following:

(a)            immediately upon the termination of your service with the Company or its Affiliates for Cause;

(b)            three (3) months after the termination of your service with the Company and its Affiliates for any reason other than Cause, your Disability (as defined below) or your death (except as otherwise provided in Section 7(d) below); provided, however, that if during any part of such three (3) month period your Option is not exercisable solely because of the condition set forth in the section above relating to “Securities Law Compliance,” your Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your service with the Company; provided further, that if (i) you are a Non-Exempt Employee, (ii) your service with the Company terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your Option at the time of your termination of your service with the Company, your Option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your service with the Company, and (y) the Expiration Date;

(c)            twelve (12) months after the termination of your service with the Company and its Affiliates due to your Disability (except as otherwise provided in Section 7(d) below). For purposes of this Option Agreement, “Disability” means your inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Committee on the basis of such medical evidence as the Committee deems warranted under the circumstances.;

(d)            twelve (12) months after your death if you die either during your service with the Company or its Affiliates or within three (3) months after your service with the Company and its Affiliates terminates for any reason other than Cause;

(e)            the Expiration Date indicated in your Grant Notice; or

(f)            the day before the tenth (10th) anniversary of the Date of Grant.

If your Option is an Incentive Stock Option, note that to obtain the federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit but cannot guarantee that your Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a consultant or director after your employment terminates or if you otherwise exercise your Option more than three (3) months after the date your employment with the Company and its Affiliates terminates.

8.            Exercise.

(a)            You may exercise the vested portion of your Option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) and completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the Exercise Price and any applicable withholding taxes to the Company, or such other person as the Company may designate, together with such additional documents as the Company (or its designee) may then require.

(b)            As a condition to any exercise of your Option, the Company may require you and you hereby agree to enter into an arrangement providing for the payment by you to the Company or its Affiliates of any tax withholding obligation of the Company or such Affiliate (as applicable) arising by reason of (i) the exercise of your Option, or (ii) the disposition of Common Shares acquired upon such exercise.

(c)  If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within 15 days after the date of any disposition of any of the shares of the Common Shares issued upon exercise of your Option that occurs within two (2) years after the Date of Grant or within one (1) year after such Common Shares are transferred upon exercise of your Option.

9.            Transferability. Except as otherwise provided in this Section 9, your Option is not assignable or transferable, except by will or by the laws of descent and distribution and is exercisable during your life only by you. Without limiting the generality of the foregoing, your Option may not be sold, assigned, transferred or otherwise disposed of, or pledged or hypothecated in any manner (whether by operation of law or otherwise), and shall not be subject to execution, attachment or other process. Any assignment, transfer, sale, pledge, hypothecation or other disposition of your Option or any attempt to make any such levy of execution, attachment or other process will cause your Option to terminate immediately, unless the Committee or its designee, in its sole discretion, specifically waives applicability of this provision.

(a)            Certain Trusts. Upon receiving written permission from the Committee, or its designee, you may transfer your Option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable state law) while the Option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b)            Domestic Relations Orders. Upon receiving written permission from the Committee, or its designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this Option is an Incentive Stock Option, this Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c)            Beneficiary Designation. Upon receiving written permission from the Committee, or its designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle Option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Option and receive the Common Shares or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate will be entitled to exercise this Option and receive, on behalf of your estate, the Common Shares or other consideration resulting from such exercise.

10.            Option not a Service Contract. Your Option is not an employment or service contract, and nothing in your Option will be deemed to create in any way whatsoever any obligation on your part to continue in the employ or service of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment or service. In addition, nothing in your Option will obligate the Company or an Affiliate, or their respective stockholders, boards of directors, officers or employees, to continue any relationship that you might have as a member of the Company’s Board or a consultant for the Company or an Affiliate.

11.            Withholding Obligations.

(a)            At the time you exercise your Option, in whole or in part, and at any time thereafter as requested by the Company, you hereby agree to make adequate provision for (including by means of a “broker-assisted exercise” pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise of your Option.

(b)            In the event that you fail to make the adequate provisions contemplated by Section 11(a) above, then subject to compliance with any applicable legal conditions or restrictions, the Company may, in its discretion, choose to withhold from fully vested Common Shares otherwise issuable to you upon the exercise of your Option a number of whole Common Shares having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid classification of your Option as a liability for financial accounting purposes).

(c)            The Company assumes no responsibility for individual income taxes, penalties or interest related to grant or exercise of your Option. Neither the Company nor any Affiliate makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or exercise of your Option. You should consult with your personal tax advisor regarding the tax ramifications, if any, which result from receipt of your Option, the subsequent issuance, if any, of Common Shares on exercise of the Option, and subsequent disposition of any such Common Shares. You acknowledge that the Company may be required to withhold federal, state and/or local taxes in connection with the exercise of your Option. You may not exercise your Option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your Option when desired even though your Option is vested, and the Company will have no obligation to issue a certificate for such Common Shares or release such Common Shares from any escrow provided for herein, if applicable, unless such obligations are satisfied.

12.            Section 409A; Tax Consequences. It is the Company’s intent that this Option be exempt from Section 409A of the Internal Revenue Code to the extent applicable, and that this Option Agreement be administered accordingly. You hereby agree that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes your tax liabilities. You will not make any claim against the Company, or any of its officers, directors, employees or Affiliates related to tax liabilities arising from your Option or your other compensation.

13.            Notices. Any notices provided for in your Option Agreement or the Plan will be given in writing and will be deemed effectively given upon receipt. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

14.            Agreement Summaries. In the event that the Company provides you (or anyone acting on your behalf) with summary or other information concerning, including or otherwise relating to your rights or benefits under this Agreement (including, without limitation, the Option and any exercise thereof), such summary or other information shall in all cases be qualified in its entirety by the Grant Notice, this Option Agreement, the Plan and the Notice of Exercise and, unless it explicitly states otherwise and is signed by an officer of the Company, shall not constitute an amendment or other modification hereto.

15.            Clawback. Notwithstanding anything to the contrary in this Agreement, the Common Shares issued in connection with this Agreement, any restricted stock unit agreement or any other stock Option agreement, and all amounts that may be received by you in connection with any disposition of any such Common Shares, shall be subject to applicable recoupment, “clawback” and similar provisions under law, as well as any recoupment, “clawback” and similar policies of the Company that may be adopted at any time and from time to time for any reason, including in order to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law.

16.            Acknowledgements. You understand, acknowledge, agree and hereby stipulate that: (a) you are executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else; (b) the Option is intended to be consideration in exchange for the promises and covenants set forth in this Agreement; (c) you have carefully read, considered and understand all of the provisions of this Agreement and the Company’s policies reflected in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged; (d) you have asked any questions needed for you to understand the terms, consequences and binding effect of this Agreement and you fully understand them; (e) you were provided an opportunity to seek the advice of an attorney and/or a tax professional of your choice before accepting this Option; and (f) the obligations and restrictions set forth in this Agreement are fair and reasonable. In addition, you understand, acknowledge, agree and hereby stipulate that (i) you explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Agreement and any other award materials by and among the Company and its Affiliates for the purpose of implementing, administering and managing your participation in the Plan; (ii) you understand that the Company may hold certain personal information about you, including, but not limited to, the your name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, details of all awards, or any other entitlement to shares awarded, canceled, exercised, vested, unvested or outstanding in your favor (“Data”), for the purpose of implementing, administering and managing the Plan; (iii) you understand that Data will be transferred to such stock plan service provider as may be selected by the Company, presently or in the future, which may be assisting the Company with the implementation, administration and management of the Plan; (iv) you authorize the Company, the stock plan service provider selected by the Company, and any other possible recipients which may assist the Company, presently or in the future, with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan; (v) you understand that you are providing the consents herein on a purely voluntary basis.; (vi) if you do not consent or if you later seeks to revoke your consent, or instruct the Company to cease the processing of the Data, your employment status will not be adversely affected and the only adverse consequence of refusing or withdrawing your consent or instructing the Company to cease processing, is that the Company would not be able to grant you Options or any other equity awards or administer or maintain such awards; and (vii) you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan.

EXHIBIT B

INVESTMENT REPRESENTATION STATEMENT

OPTIONHOLDER:		DATE:
COMPANY:	Eagle Nuclear Energy Corp.	AMOUNT:
SECURITY:	Common Stock

In connection with the purchase of the above-listed Securities, as the Optionholder, I represent to the Company the following:

(a)            I am aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. I am acquiring these Securities for investment for my own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

(b)            I acknowledge and understand that the Securities constitute “restricted securities” under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of my investment intent as expressed herein. In this connection, I understand that, in the view of the SEC, the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. I further understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. I further acknowledge and understand that the Company is under no obligation to register the Securities. I understand that the certificate evidencing the Securities will be imprinted with any legend required under applicable state securities laws.

(c)            I am familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of “restricted securities” acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of the grant of the Option to me, the exercise will be exempt from registration under the Securities Act. In the event the Company becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the Securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (1) the resale being made through a broker in an unsolicited “broker’s transaction” or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, (3) the amount of Securities being sold during any three (3) month period not exceeding the limitations specified in Rule 144(e), and (4) the timely filing of a Form 144, if applicable. In the event that the Company does not qualify under Rule 701 at the time of grant of the Option, then the Securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires the resale to occur not less than one (1) year after the later of the date the Securities were sold by the Company or the date the Securities were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of acquisition of the Securities by an affiliate, or by a non-affiliate who subsequently holds the Securities less than two (2) years, the satisfaction of the conditions set forth in sections (1), (2), (3) and (4) of the paragraph immediately above.

(d)            I further understand that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. I understand that no assurances can be given that any such other registration exemption will be available in such event.

Optionholder Signature:	Date:

Print Name:

EXHIBIT C

EAGLE NUCLEAR ENERGY CORP. 2025 EQUITY INCENTIVE PLAN

NOTICE OF EXERCISE

To:	EAGLE NUCLEAR ENERGY CORP. 5470 Kietzke Lane, Suite 300 Reno, NV 89511

Name of Optionholder:    _________________________________________________________

Date of Exercise: _____________, 20_____

This constitutes notice under my stock option that I elect to purchase the number of shares for the Exercise Price set forth below.

Type of Option (check one):	Incentive	☐	Nonstatutory	☐

Stock Option dated:

Number of shares as to which Option is exercised:

Shares to be issued in name of:

Total Exercise Price:

Cash payment enclosed:

Non-cash payment enclosed:

By this exercise, I agree (a) to provide such additional documents as you may require in connection with the Eagle Nuclear Energy Corp. 2025 Equity Incentive Plan (the “Plan”), (b) to provide for the payment by me to you (in the manner designated by you) of the total tax withholding obligation, if any, relating to the exercise of this Option, and (c) if this exercise relates to an incentive stock option, to notify you in writing within fifteen (15) days after the date of my disposition of any of the shares of Common Stock issued upon exercise of this Option that occurs within two (2) years after the Date of Grant of this Option or within one (1) year after such shares of Common Stock are issued upon exercise of this Option.

Very truly yours.

Optionholder Signature:	Print Name:

Address: